UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment and Supplement No. 2)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ENPHYS ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT AND SUPPLEMENT NO. 2 TO THE PROXY STATEMENT
AND NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 2, 2024

EXPLANATORY NOTE

This Amendment and Supplement No. 2 (this “Amendment and Supplement No. 2”) to the Definitive Proxy Statement on Schedule 14A and Notice of Extraordinary General Meeting filed by Enphys Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 12, 2024, as amended from time to time (including all annexes and exhibits thereto, the “Proxy Statement”), is being filed with the SEC and is being made available to shareholders on or about January 24, 2024. All capitalized terms not defined herein shall have the same meaning as in the Proxy Statement.

On January 17, 2024, the Company filed with the SEC its Amendment and Supplement No. 1 to the Proxy Statement (“Amendment and Supplement No. 1”) to change the date that the Contributor will begin making Contributions into the trust account as a loan, if the Extension Amendment Proposal is approved, from March 9, 2024 to February 9, 2024.

This Amendment and Supplement should be read in conjunction with the Proxy Statement and Amendment and Supplement No. 1 and is related to the Company’s Extraordinary Meeting of Shareholders to be held at 2:00 p.m. Eastern Time on February 2, 2024 (the “Extraordinary General Meeting”), virtually at www.virtualshareholdermeeting.com/NFYS2024SM and in person at the offices of Holland & Knight LLP, located at 31 West 52nd Street, 12th Floor, New York, NY 10019. Other than as set forth below, all other items of the Proxy Statement and Amendment and Supplement No. 1 are incorporated herein by reference without change.

The Proxy Statement encourages shareholders to vote in favor of proposals to: (i) amend the Company’s Amended and Restated Memorandum and Articles of Association, as amended by a special resolution adopted on October 6, 2023 (the “Governing Documents”) to extend the date by which the Company must consummate a business combination (the “Extension”) from February 8, 2024 to June 8, 2024 (the “Extended Date”) (the “Extension Amendment Proposal”); and (ii) to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, either (x) to permit further solicitation and vote of proxies in the event that, based on the tabulated votes collected at the time of the Extraordinary General Meeting, there are insufficient votes to approve the Extension Amendment Proposal or if the Company determines that additional time is necessary to effectuate the Extension or (y) if the Company’s board of directors (the “Board”) determines at the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal (the “Adjournment Proposal”).

The Company is providing this Amendment and Supplement No. 2 solely to amend and supplement the Proxy Statement and Amendment and Supplement No. 1 as described below. Except as described below, this Amendment and Supplement No. 2 does not modify, amend, supplement or otherwise affect the Proxy Statement and Amendment and Supplement No. 1.

AMENDMENT AND SUPPLEMENT TO THE PROXY STATEMENT AND NOTICE OF EXTRAORDINARY GENERAL MEETING

Additional Information with respect to the Funds Held in the Trust Account

Notwithstanding the discussion to the contrary in the Proxy Statement and Amendment and Supplement No. 1, in order to mitigate the risk of being viewed as operating an unregistered investment company, on October 10, 2023, the Company liquidated the U.S. government treasury obligations and money market funds held in the trust account and thereafter held, and will continue to hold, all funds in the trust account (including Contributions to be deposited into the trust account, as further described in Amendment and Supplement No. 1) in an interest-bearing bank deposit account, which is currently yielding interest of approximately 4.5% per annum.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Amendment and Supplement No. 2 does not provide all of the information that is important to your decisions in voting at the Extraordinary General Meeting. THE COMPANY URGES SHAREHOLDERS TO READ THE PROXY STATEMENT, AMENDMENT AND SUPPLEMENT NO. 1, AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Enphys Acquisition Corp., 100 Wall Street, 20th Floor, New York, NY 10005, Attn: Corporate Secretary.

If shareholders have any questions, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling toll-free at (800) 662-5200, or banks or brokers can call collect at (203) 658-9400, or by emailing NFYS.info@investor.morrowsodali.com.

This Amendment and Supplement No. 2 is being made available to shareholders beginning on or about January 24, 2024.